                                                                    Exhibit 10.3

                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

         This Separation Agreement and General Release ("Agreement") is between Katia P. Breslawec ("you") and Integ Incorporated (the "Company"). You have voluntarily resigned your employment effective August 31, 1998. The Company will provide you with severance pay in consideration of your signing this Agreement.

         You and the Company agree as follows:

         1. Resignation of Employment. You have resigned your employment effective August 31, 1998. In consideration of the Company's agreement to pay the severance pay referenced in Section 3 of this Agreement, you agree to remain employed by the Company through August 31, 1998. You agree to devote your full time, attention, knowledge, and skill exclusively to the loyal service of the Company through that date, and to use your best efforts to carry out all of the duties and responsibilities that are or may be assigned to you.

         2. Nondisclosure of Resignation. You agree to keep your resignation strictly confidential. You agree not to disclose your resignation at any time prior to August 14, 1998, to any other person, whether within the Company or outside of the Company, including to any current or former employee of the Company, or to any prospective employer. This Section is subject to the exceptions specified in Section 13, below.

         If the Company believes that you have breached your nondisclosure obligations contained in this Section 2, it will provide written notice to you of such belief. You and the Company agree to submit the issue of your alleged breach to binding arbitration under the applicable rules of the American Arbitration Association, within 60 days of the Company's written notice. The Company will have the burden in the arbitration to prove by a preponderance of the evidence that you breached your nondisclosure obligations. If the Company proves such a breach, you will not be entitled to any severance pay under this Agreement, and you agree to repay any severance pay already paid to you, within 60 days of the arbitrator's decision.

         3. Severance Pay. The Company will continue, as severance pay, your salary in effect on August 31, 1998, for a period of twelve months following August 31, 1998, subject to required tax withholding. Such severance pay shall be paid in installments over the twelve-month period, in accordance with the Company's normal payroll practices. The Company will also pay to you for 1998 a pro rata portion of any bonus to which you would have been entitled had you remained employed for the entire calendar year; such pro rata portion of such bonus will be based upon the period from January 1, 1998, to August 31, 1998, provided you remain employed through August 31, 1998, and perform your duties in accordance with Section 1 of this Agreement.

         You have no duty or obligation to find other employment during the twelve-month severance pay period. However, if and to the extent that you earn income related to new employment or other work, including consulting work, performed by you during the twelve-month severance pay period, the severance pay provided for in this Section will be reduced by the amount of such income. You agree to promptly and fully disclose to the Company in writing the nature and amount of any such earned income related to new employment or other work for purposes of mitigation and reduction of the Company's obligations hereunder, and you will be liable to repay any amounts paid by the Company which would have been reduced but for your failure to make such disclosure.

         You acknowledge that you are not entitled to the severance pay referenced in this Section 3 unless you sign this Agreement.

         4. Release. In consideration of the severance pay specified in Section 3, you fully release and discharge the following entities and persons from all legal claims, known or unknown: the Company, its related or affiliated companies, and all of the respective officers, shareholders, directors, employees, agents, and insurers of the Company and its related or affiliated companies.

         You understand that by releasing all of your legal claims against these entities and persons, you are releasing all of your rights to bring any claims against them based on any actions, decisions, or events occurring through the date of your signing of this Agreement, including the terms and conditions of your employment and your resignation of your employment. Your release includes any claims based upon:

         * Federal, state or local employment discrimination laws, regulations or requirements, including the Minnesota Human Rights Act, Minn. Stat. Ch. 363; Minn. Stat. ss.181.81; Title VII of the Civil Rights Act, 42 U.S.C. ss.2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ss.621, et seq.; and the Americans with Disabilities Act, 42 U.S.C. ss.12101, et seq.;

         *        Any other statute, ordinance, or regulation;

         * Any contract, quasi-contract or promissory estoppel, including any claim based upon the Change in Control Agreement between you and the Company dated May 1, 1996, or the Employment Agreement between you and the Company dated April 6, 1998;

         * Any tort, including wrongful discharge, misrepresentation, fraud, infliction of emotional distress, or defamation; or

         *        Any other theory, whether developed or undeveloped.

         Your release of claims does not apply to any rights you may have under COBRA to insurance continuation coverage.

         5. Additional Release. You agree to execute the additional release attached as Exhibit A on or after August 31, 1998.

         6. Previous Agreements Superseded. This Agreement supersedes the Employment Agreement entered into between you and the Company dated April 6, 1998, and the Change in Control Agreement entered into between you and the Company dated May 1, 1996, except that the Non-Competition and Non-Solicitation provisions contained in Section 5 of the Change in Control Agreement are incorporated herein by reference, and shall continue in full force and effect.

         7. Your Continuing Obligations Under the Agreement Relating to Improvements, Confidential Information, Trade Secrets, Know-How and Related Matters. You acknowledge that the Integ Incorporated Agreement Relating to Improvements and Inventions, Confidential Information, Trade Secrets, Know-how and Related Matters that you entered into on May 1, 1996, remains in full force and effect, and you agree to comply with your continuing obligations under that agreement. Nothing in this Agreement supersedes or negates any provision of that May 1, 1996 agreement.

         8. Employment References. You agree to refer all inquiries by prospective employers regarding your candidacy for employment to Lisa Brezonik or any successor to her duties. The Company agrees that, if a prospective employer contacts Ms. Brezonik (or her successor) seeking a reference for you, Ms. Brezonik (or her successor) will respond with the statement contained in Exhibit B.

         9. Acceptance Period. The terms of this Agreement will be open for acceptance by you for a period of 21 days, during which time you may consider whether or not to accept this Agreement and seek counsel to advise you regarding this Agreement. You agree that changes to this Agreement, whether material or immaterial, will not restart this acceptance period.

         10. Right to Revoke. You have the right to revoke this Agreement within fifteen (15) calendar days following your signing of it. To be effective, your revocation must be in writing and hand-delivered to the Company or, if sent by mail, postmarked within the fifteen-day time period and sent by certified mail, return receipt requested. Your revocation must be delivered or sent to the following address: Lisa Brezonik, Manager of Human Resources, Integ Incorporated, 2800 Patton Road, Roseville, MN 55113.

         You agree that if you exercise your right of revocation, this Agreement will be null and void, and neither party will have any rights or obligations under this Agreement.

         11. Return of Company Property. You agree that you will deliver to the Company, within 15 days after August 31, 1998, all Company property, including all Company computers, credit cards, security cards, records, manuals, books, documents (including all customer lists, letters, memoranda, notes, notebooks, and reports) and other data, and all copies thereof, and all other tangible Company property, which is in your possession or under your control.

         12. Passwords and Password-Protected Documents. You agree to promptly provide to the Company all of your computer passwords, a list of any documents that you created or of which you are otherwise aware that are password-protected, and the password(s) necessary to access such password-protected documents.

         13. Confidentiality. You agree to keep the terms of this Agreement confidential. You agree not to disclose any information concerning this Agreement to any person, including any present or former employee of the Company. These confidentiality provisions are subject to the following exceptions: you may disclose this Agreement to your present or future attorneys, accountants, tax advisors or immediate family, in the course of legal proceedings involving the Company, or in response to a court order, subpoena or inquiry by a government agency.

         14. No Admission. This Agreement is not an admission by the Company that it has acted wrongfully toward you or anyone else, and shall not be interpreted as such.

         15. Successors and Assigns. This Agreement is personal to you and may not be assigned by you. The payments to be provided to you shall be made to your estate in the event of your death prior to your receipt thereof. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors (by purchase, merger, consolidation, or otherwise) and assigns of the Company.

         16. Governing Law; Severability. This Agreement shall be governed by the laws of the State of Minnesota. If any part of this Agreement is construed to be in violation of any law, such part shall be stricken or, if possible, modified to achieve the objective of the parties to the fullest extent permitted, and the balance of this Agreement shall remain in full force and effect.

         17. Entire Agreement. You agree that this Agreement, including those provisions of the Change in Control Agreement that are incorporated herein by reference, and the Integ Incorporated Agreement Relating to Improvements and Inventions, Confidential Information, Trade Secrets, Know-how and Related Matters, are the entire agreement between you and the Company with respect to your separation from employment and that there are no other promises or understandings with respect to your separation. Any modification of or addition to this Agreement must be in a writing signed by you and the Company.

         18. ACKNOWLEDGMENT. YOU AFFIRM THAT YOU HAVE READ THIS AGREEMENT. YOU ARE HEREBY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. YOU AGREE THAT THE PROVISIONS OF THIS AGREEMENT ARE UNDERSTANDABLE TO YOU AND THAT YOU HAVE ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY.


Dated: June 23, 1998                    /s/ Katia P. Breslawec
                                        ----------------------------------
                                        Katia P. Breslawec


Dated: June 22, 1998                    INTEG INCORPORATED


                                        By /s/ S.L. Critzer
                                          --------------------------------

                                        Its Interim President
                                           -------------------------------

              EXHIBIT A TO SEPARATION AGREEMENT AND GENERAL RELEASE
              -----------------------------------------------------

         In consideration of the severance pay specified in Section 3 of the attached Separation Agreement and General Release, you fully release and discharge the following entities and persons from all legal claims, known or unknown: the Company, its related or affiliated companies, and all of the respective officers, shareholders, directors, employees, agents, and insurers of the Company and its related or affiliated companies.

         You understand that by releasing all of your legal claims against these entities and persons, you are releasing all of your rights to bring any claims against them based on any actions, decisions, or events occurring through the date of your signing of this Exhibit A, including the terms and conditions of your employment and your resignation of your employment. Your release includes any claims based upon:

         * Federal, state or local employment discrimination laws, regulations or requirements, including the Minnesota Human Rights Act, Minn. Stat. Ch. 363; Minn. Stat. ss.181.81; Title VII of the Civil Rights Act, 42 U.S.C. ss.2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ss.621, et seq.; and the Americans with Disabilities Act, 42 U.S.C. ss.12101, et seq.;

         *        Any other statute, ordinance, or regulation;

         * Any contract, quasi-contract or promissory estoppel, including any claim based upon the Change in Control Agreement between you and the Company dated May 1, 1996, or the Employment Agreement between you and the Company dated April 6, 1998;

         * Any tort, including wrongful discharge, misrepresentation, fraud, infliction of emotional distress, or defamation; or

         *        Any other theory, whether developed or undeveloped.

         Your release of claims does not apply to any rights you may have under COBRA to insurance continuation coverage.

         You have the right to revoke your release of Age Discrimination in Employment Act claims under this Exhibit A (but not your release of such claims under the attached Separation Agreement and General Release) within seven (7) calendar days following your signing of this Exhibit A. You likewise have the right to revoke your release of

Minnesota Human Rights Act claims under this Exhibit A (but not your release of such claims under the attached Separation Agreement and General Release) within fifteen (15) calendar days following your signing of this Exhibit A.

         Any revocation must be in writing and hand-delivered to the Company or, if sent by mail, postmarked within the applicable time period and sent by certified mail, return receipt requested. Any revocation must be delivered or sent to the following address: Lisa Brezonik, Manager of Human Resources, Integ Incorporated, 2800 Patton Road, Roseville, MN 55113.

         You agree that if you exercise either or both of your rights of revocation, the Company may at its option either nullify the attached Separation Agreement and General Release in its entirety, or keep it in effect in all respects other than as to that portion of your release in this Exhibit A that you have revoked (Age Discrimination in Employment Act and/or Minnesota Human Rights Act claims). If the Company opts to keep the Agreement in effect in all respects other than as to that portion of your release in this Exhibit A that you have revoked, your release of claims contained in the Separation Agreement and General Release (including your release of claims under the Age Discrimination in Employment Act and Minnesota Human Rights Act) will not in any way be affected by your revocation, but rather shall continue in full force and effect.

YOU AFFIRM THAT YOU HAVE READ THIS EXHIBIT A. YOU ARE HEREBY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS EXHIBIT A. YOU AGREE THAT THE PROVISIONS OF THIS EXHIBIT A ARE UNDERSTANDABLE TO YOU AND THAT YOU HAVE ENTERED INTO THIS EXHIBIT A FREELY AND VOLUNTARILY.


Dated:  June 23, 1998                  /s/ Katia P. Breslawec
                                       ------------------------------------
                                       Katia P. Breslawec

              EXHIBIT B TO SEPARATION AGREEMENT AND GENERAL RELEASE
              -----------------------------------------------------

         * Katia Breslawec was employed at Integ Incorporated from April 1996 to August 1998 as Vice President, Quality and Regulatory.

         * She served as the chief clinical, regulatory, quality and safety officer dealing with both internal and external aspects of the business.

         * She developed and implemented the regulatory, quality, clinical and safety programs at Integ and was the primary interface with state and federal regulatory agencies.

         * She was responsible for all administrative and financial functions of these departments, including 15 direct reports and a budget exceeding $3 million.

         *        Katia voluntarily resigned from the Company.